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                                                                    EXHIBIT 4.19

WHEN RECORDED, RETURN TO:

Fennemore Craig, P.C.
Attn: Sarah A. Strunk
3003 North Central Avenue
Suite 2600
Phoenix, AZ 85012-2913

                          BENEFICIARY'S DEED OF RELEASE
                                AND RECONVEYANCE

     WHEREAS, the undersigned is the Beneficiary under that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as September 13, 2005, executed by NORD RESOURCES CORPORATION, a Delaware corporation, as Trustor, in favor of REGIMENT CAPITAL III, L.P., a Delaware limited partnership, as Beneficiary and Mitchell S. Padover, c/o Kutak Rock LLP, 8601 North Scottsdale Road, Suite 300, Scottsdale, Arizona 85253, as Trustee, recorded on ____________, at Book _______, Page _____, Official Records of Cochise County, Arizona (the "Deed of Trust"); and

     WHEREAS, the indebtedness secured by the Deed of Trust has been fully paid.

     NOW, THEREFORE, for good and valuable consideration and pursuant to the provisions of Arizona Revised Statutes Section 33-707.A. which makes it unnecessary for the Trustee to join in this document, the undersigned hereby releases and reconveys, without covenant or warranty, express or implied, unto the parties legally entitled thereto, all right, title and interest which was heretofore acquired by the undersigned or the Trustee under the Deed of Trust.

DATED: October 17, 2005

                                        BENEFICIARY:

                                        REGIMENT CAPITAL III, L.P.


                                        /s/ Mark A. Brostowski
                                        ----------------------------------------
                                        By Mark A. Brostowski
                                        Its Authorized Signatory

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STATE OF Massachusetts )
                       ) ss.
COUNTY OF Suffolk      )

     The foregoing was acknowledged before me this 17 day of October, 2005, by Mark Brostowski, the Partner of Regiment Capital LP.


                                        /s/ Monika Brenard
                                        ----------------------------------------
                                        Notary Public

My Commission Expires:
December 20, 2007